                                                                    EXHIBIT 10.7

                            SHAREHOLDERS AGREEMENT
                            ----------------------


          THIS AGREEMENT (for convenience called "Shareholders Agreement") made as of the 11th day of January 1982, by and among Imperial Chemical Industries PLC (formerly Imperial Chemical Industries Limited) ("ICI PLC"), an English company having its registered office in London, England; ICI American Holdings Inc. ("ICI"), a Delaware corporation having its principal office in Wilmington, Delaware, and UNIROYAL, Inc. (formerly United States Rubber Company) ("Uniroyal"), a New Jersey corporation having its principal office in Middlebury, Connecticut 06749.

          WHEREAS:

          (1) ICI PLC and Uniroyal are the parties to a so-called Main Agreement, dated December 19, 1963 ("Main Agreement"), pursuant to which they jointly formed and owned Rubicon Chemicals Inc. ("RCI"), a Louisiana corporation having its principal office at Geismar, Louisiana; and

          (2) ICI PLC and Uniroyal are the parties to a so-called Shareholders Agreement, dated April 1, 1977 (the "First Shareholders Agreement"), pursuant to which they provided for certain matters relating to RCI and amended the Main Agreement; and

          (3) in accordance with, or as contemplated by, the First Shareholders Agreement, (i) RCI, ICI Americas Inc. ("ICI-AM", a wholly owned subsidiary of
ICI), a Delaware corporation having its principal office in Wilmington, Delaware, and Uniroyal entered into a so-called Operating Agreement, dated April 1, 1977 (the "Original Operating Agreement"), pursuant to which RCI operated certain parts of its facilities to perform conversion services for ICI-AM and Uniroyal, (ii) RCI leased certain portions of its facilities to ICI-AM and Uniroyal in accordance with an indenture of lease, dated April 1, 1977 (the "Lease"), (iii) ICI-AM and Uniroyal provided funds to RCI to finance certain of its facilities and operations in accordance with an agreement, dated April 1, 1977 (the "Original Financing Agreement"), (iv) Uniroyal provided certain utility services to RCI in accordance with an agreement, dated April 1, 1977 (the "Existing Utilities Services Agreement"), (v) ICI PLC and Uniroyal, respectively, entered into various license agreements with RCI concerning patent and technology licenses and technical assistance, each dated April 1, 1977 (collectively the "License Agreements"),
(vi) ICI PLC, ICI-AM, Uniroyal and RCI entered into an agreement, dated April 1, 1977 (the "First Liability and Indemnity Agreement"), and (vii) ICI PLC and Uniroyal entered into an agreement, dated December 28, 1978 (the "First Secrecy Agreement"); and

          (4) ICI and Uniroyal are the parties to a so-called Interim Shareholders Agreement, dated December 29, 1981 (the "Interim Shareholders Agreement"), pursuant to which, recognizing the coincidental transfer from ICI PLC to ICI of ICI PLC's shares of stock in RCI, they provided for certain matters relating to RCI and, recognizing the prior formation by RCI of a wholly owned subsidiary, Rubicon Inc. ("Rubicon"), a Louisiana corporation having its principal office in Geismar, Louisiana, and in contemplation of RCI distributing all of its Class A shares of stock in Rubicon to Uniroyal and all of its Class B shares of stock in Rubicon to ICI as dividends, provided for certain matters relating to Rubicon; and

          (5) in accordance with the Interim Shareholders Agreement, RCI and Rubicon entered into a so-called Exchange Agreement, dated as of December 28, 1981 (the "Exchange Agreement"), pursuant to which RCI transferred to Rubicon certain assets in exchange for shares of Rubicon's stock and the assumption by Rubicon of certain liabilities; and

          (6) in view of the sale by Uniroyal of all its shares of stock in RCI to ICI and the result that RCI thereby became a wholly owned subsidiary of ICI, the Main Agreement and the First Shareholders Agreement are no longer applicable to RCI, and the parties to both such Agreements desire to document the termination thereof; and

          (7) as contemplated by the Interim Shareholders Agreement, ICI and Uniroyal desire to enter into this Shareholders Agreement with respect to Rubicon and, upon the execution of this Shareholders Agreement, to terminate the Interim Shareholders Agreement; and

          (8) ICI and Uniroyal desire that, commencing as of December 28, 1981, Rubicon operate certain of the facilities transferred to it from RCI in accordance with the Exchange Agreement to perform conversion services for ICI-AM and Uniroyal and certain services for RCI and also operate the facilities of RCI on behalf of RCI, all in accordance with an agreement (the "Operating Agreement"), which amends and restates the Original Operating Agreement, to be entered into among Rubicon, RCI, ICI-AM and Uniroyal in the form attached hereto as Exhibit 1; and

          (9) the parties hereto desire that (i) ICI PLC and Uniroyal, respectively, and RCI and Rubicon enter into assignments, in the form attached hereto as Exhibits 2 and 3, effective as of the dates set forth therein, from RCI to Rubicon of certain of the License Agreements, (ii) RCI, Rubicon, ICI-AM and Uniroyal enter into an assignment, in the form attached hereto as Exhibit 4, effective as of the date set forth therein, from RCI to Rubicon of the Lease,
(iii) RCI, Rubicon, ICI-AM, ICI-AH and Uniroyal enter into a Financing Agreement, in the form attached hereto as Exhibit 5, effective as of the date set forth therein, assigning the Original Financing Agreement from RCI to Rubicon and amending and restating the Original Financing Agreement, (iv) ICI PLC and Uniroyal enter into a Secrecy Agreement, in the form attached hereto as
Exhibit 6, effective as of the date set forth therein, (v) RCI and Rubicon enter into a Secrecy Agreement, in the form attached hereto as Exhibit 7, effective as of the date set forth therein and (vi) ICI, ICI-AM, Uniroyal, Rubicon and RCI enter into a Liability and Indemnity Agreement, in the form attached hereto as
Exhibit 8, effective as of the date set forth therein; and

          (10) the parties hereto desire that Uniroyal provide to Rubicon certain substances, utilities and services in accordance with the provisions of an agreement (the "Utilities Services Agreement") in the form attached as Exhibit D to the Operating Agreement; and

          (11) upon the execution of this Agreement, the parties hereto desire that certain Agreements presently in existence among Uniroyal, ICI-AM and RCI be terminated, as hereinafter provided in this Agreement.

          NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows.

1.   Definitions; Causation
     ----------------------

          1.1 All terms which are defined elsewhere in this Agreement or any Exhibit hereto or in the Operating Agreement or any Exhibit thereto are used in this Agreement as so defined.

          1.2 Whenever in this Agreement it is provided that RCI or ICI-AM will enter into an agreement or take or concur in an action, it is understood that

ICI will cause RCI or ICI-AM to enter into such agreement or take or concur in such action, and whenever in this Agreement it is provided that Rubicon will enter into an agreement or take or concur in an action, it is understood that ICI and Uniroyal together will cause Rubicon to enter into such agreement or take or concur in such action.

2.   Execution of Other Agreements; Termination of Other Agreements
     --------------------------------------------------------------

          2.1 Promptly following the execution of this Agreement, the parties thereto will forthwith execute and deliver, each to the other, the agreements in the forms attached hereto as Exhibits 1 through 8 and in the form attached as Exhibit D to the Operating Agreement.

          2.2 Upon the execution of this Agreement, the following Agreements are hereby terminated as of the dates specified:

               (a) the Main Agreement, as of January 11, 1982,

               (b) the First Shareholders Agreement, as of January 11, 1982,

               (c) the Interim Shareholders Agreement, as of January 11, 1982,

               (d) the Agreement for Technical Assistance by Uniroyal Respecting MDI between Uniroyal and RCI, as of December 28, 1981, and

               (e) the First Secrecy Agreement, as of December 28, 1981.

3.   Financing of Rubicon
     --------------------

          3.1 Except as otherwise may be agreed by ICI and Uniroyal or as otherwise provided in paragraph 3.2, ICI and Uniroyal intend that Rubicon's requirements for financing in excess of the stated capital and capital surplus contributed by RCI at the time Rubicon issued its 800,000 shares of stock to RCI shall be provided by ICI-AM and Uniroyal in accordance with the Financing Agreement.

          3.2 As a result of the Exchange Agreement and as provided in the Interim Shareholders Agreement, as of December 28, 1981 Rubicon owed RCI a long term debt of $956,000, bearing interest at the rate of 11 1/2% per annum. The principal of this debt shall be repaid by Rubicon in monthly installments, payable on the 15th day of each month commencing with April 15, 1982 and ending when the debt has been repaid as provided herein. Each such installment shall be in an amount equal to the capital based costs, except interest, incurred by Rubicon in the preceding month, in accordance with the Operating Agreement, with respect to all those fixed assets transferred to Rubicon pursuant to the Exchange Agreement which were not financed under the Financing Agreement. Interest at the aforesaid rate shall be paid in arrears on the unpaid balance of the debt with each installment of principal.

4.   Rights to Proceeds upon Sale or Dissolution of Rubicon
     ------------------------------------------------------

          4.1 In the event of the sale by ICI and Uniroyal, jointly, of all of their stock in Rubicon or the sale by Rubicon of all or substantially all of its assets and its subsequent dissolution, the Operating Agreement and the Lease shall forthwith be terminated and, notwithstanding the respective percentages of Rubicon's stock then owned by ICI and Uniroyal, the net proceeds, i.e., the price received from such sale after payment of all expenses of sale and, if it is a sale of assets, after payment of all of Rubicon's debts (including those to ICI-AM and Uniroyal under the Financing Agreement), if any, ("net proceeds") of either such event ("such event") will be shared by ICI and Uniroyal in accordance with this Section 4, and they will take whatever steps are necessary to effect such ultimate sharing in the proportions provided below. For purposes of this Section 4 the fixed capital responsibility of ICI shall be deemed to be that of ICI-AM. For the purposes of this Section 4 ICI PLC shall be deemed not to be included in the term "party."

          4.2 (a) For the purpose of determining the proportion of the net proceeds to be received by ICI and Uniroyal, respectively, the procedures and computations specified in paragraphs 4.3 and 4.4 shall be applicable.

               (b) Notwithstanding the provisions of paragraph 4.2(a), either party may, within 90 days before such event, on written notice to the other, for good and sufficient reasons stated in such notice (e.g., the fact that one or more of Rubicon's then processes or plants are effectively obsolete or are not being operated) elect to reject the application of the procedures and computations specified in paragraph 4.4 for this purpose and, if this occurs, the procedures and computations specified in paragraphs 4.3 and 4.5 shall be applicable.

          4.3 Not less than 30 days prior to such event the parties shall agree upon a single disinterested appraiser or, failing such agreement, each of the parties shall appoint a disinterested appraiser to appraise the fair market value of Rubicon's real property ("land"). Such appraiser or appraisers shall be instructed that such appraisal is to be made solely for the purpose of this
Section 4 and that, for this purpose, the parties desire an appraisal of Rubicon's land, as land, usable for the highest and best use for which it may legally be used but without consideration of the improvements thereon or thereto. If the parties each appoint such an appraiser and within 60 days after both such appointments such appraisers fail to agree on such fair market value, such appraisers shall jointly appoint a third disinterested appraiser who shall determine such value. The final appraisal shall be reduced to writing, including the method or methods used for reaching the stated value, and delivered to the parties. The cost of such appraisal shall be borne by the parties equally.

          4.4 (a) All of Rubicon's fixed assets (excluding land) as of the date of such event (regardless whether or not fully depreciated) shall be analyzed from Rubicon's books and records to determine the date of their acquisition by Rubicon and their original gross book value as recorded by Rubicon. Such original gross book value of each such asset shall then be adjusted to arrive at an "indexed gross book value" by multiplying the original gross book value of such asset by the quotient resulting from dividing the value of the annual CE Plant Cost Index reported by "Chemical Engineering Magazine" ("CE Index") prevailing for the year during which such event occurs by the value of the CE Index prevailing for the year during which such asset was originally acquired by Rubicon. If the CE Index should not be published or its four components (equipment, machinery and supports; construction labor; buildings; and engineering and manpower) should be materially altered, ICI and Uniroyal shall mutually agree upon a substantially equivalent alternative index believed by both parties to reflect the same intended result.

               (b) ICI and Uniroyal, respectively, shall be entitled to receive that fraction of the net proceeds which has as its numerator the sum of

                    (i) the indexed gross book value of each Rubicon fixed asset (or appropriate portion thereof), except land, for which such party had the fixed capital responsibility, plus (ii) 50% of the appraised value of Rubicon's land, and has as its denominator the sum of (iii) the values determined under (i) for both parties plus (v) two times the value determined under (ii).

          4.5 (a) If either party makes the election provided in subparagraph 4.2(b), then, within 30 days after the making of such election, the parties shall agree upon a single disinterested appraiser or, failing such agreement, each of the parties shall appoint a disinterested appraiser to appraise the value of the Aniline Facilities and the DPA plant as independent production units. If the parties each appoint such an appraiser and within 30 days after both such appointments such appraisers fail to agree on all such independent production unit values in accordance with the instructions provided below, such appraisers shall jointly appoint a third disinterested appraiser who shall determine any such disputed values. All appraisers shall be instructed that

                    (i) the appraisal is being made solely for the purposes of this Section 4 to allocate the net proceeds fairly between the parties,

                    (ii) their appraisal should not be influenced by the amount of the net proceeds,

                    (iii) their appraisal of each of the foregoing units should be as a separate, independent producing unit and such appraisal should not be affected by (1) the fact that the several units share the Off-sites and the waste disposal plant and any other existing waste disposal facilities, but assuming the use of the portions thereof allocated to the producing units in accordance with Exhibit A to the Operating Agreement, (2) the fact that Rubicon is performing conversion services (rather than producing and selling products) with respect to those production units for which it is then performing conversion services, (3) the fact of the unique combination of the units in one place and any integration of the units resulting therefrom, and (4) any other of the unique and unusual aspects of the operation of Rubicon,

                    (iv) their appraisal of each of the units on an independent production basis should not be affected by considerations of their actual previous financing, Rubicon's or either User's sources of raw materials, the management, production or marketing capabili-ties of Rubicon's or either User's employees or the actual previous profitability of Rubicon or either User with respect to the products, and

                    (v) their appraisal should be on the basis of the value of each unit as a separate, independent producing unit giving recognition to its age, condition and operating process, the general availability of the raw materials and utilities it requires and the general saleability of the product it produces.

The final appraisal of each unit shall be reduced to writing, including the method or methods used for reaching the stated values, and delivered to both parties. The cost of such appraisals shall be paid by the party which made the election under subparagraph 4.2(b).

               (b) The appraised values established pursuant to subparagraph 4.5(a) shall be adjusted by deducting from the appraised value of each unit the value of the land, determined as provided in paragraph 4.3, allocated thereto.

               (c) The procedures and computations provided in subparagraph 4.4(a) shall be made with respect to the Aniline Facilities and then, for each party, compute a fraction (i) which has as its numerator the aggregate of the appropriate portion of the indexed gross book value of each Rubicon fixed asset, except land, allocated to the Aniline Facilities for which such party had the fixed capital responsibility and (ii) which has as its denominator the aggregate of (i) for both parties. Each such fraction shall be applied to the appraised value of the Aniline Facilities determined in accordance with subparagraph 4.5(a).

               (d) ICI shall be entitled to receive that fraction of the net proceeds which has as its numerator the sum of

                    (i) the result of the computation provided in subparagraph 4.5(c) with respect to ICI, plus

                    (ii) 50% of the appraised value of Rubicon's land, and has as its denominator the sum of said numerator plus the numerator determined as provided in subparagraph 4.5(e).

               (e) Uniroyal shall be entitled to receive that fraction of the net proceeds which has as its numerator the sum of

                    (i) the result of the computation provided in subparagraph 4.5(c) with respect to Uniroyal, plus

                    (ii)  100% of the appraised value of the DPA plant, plus

                    (iii) 50% of the appraised value of Rubicon's land and has as its denominator the sum of said numerator and the numerator determined as provided in paragraph 4.5(d).

5.   Pledge or Sale of Securities in Rubicon
     ---------------------------------------

          5.1 Neither party (and, for the purposes of this Section 5, the term "party" refers to ICI or Uniroyal and not ICI PLC) may, during the term of this Agreement, pledge or hypothecate any of its securities in Rubicon, and any purported pledge or hypothecation thereof shall be invalid; provided, however, that this restriction shall not prohibit a general charge or pledge created upon the whole or the major portion of the assets of either party.

          5.2 Each party hereby consents to the transfer at any time by the other party of any of such other party's securities in Rubicon to any Controlled Company of such other party, and the further transfer at any time of such securities in Rubicon by such Controlled Company back to such other party or to another Controlled Company of such other party. Neither party will, without the written consent of the other party, sell or otherwise dispose of any shares of the capital stock of any Controlled Company which then holds any securities in Rubicon, or permit any Controlled Company which then holds any securities in Rubicon

               (a) to pledge or hypothecate any securities in Rubicon,

               (b) to sell any securities in Rubicon to any person other than such Controlled Company's parent corporation or another Controlled Company of such parent corporation,

               (c) to issue any shares of its capital stock to any person other than such Controlled Company's parent corporation or another Controlled Company of such parent corporation, or

               (d) to merge or consolidate with any person other than such Controlled Company's parent corporation or another Controlled Company of such parent corporation.

For purposes of this paragraph 5.2, a company shall be deemed to be a Controlled Company of Uniroyal or ICI if the whole of the capital stock of such company shall be controlled and owned directly or indirectly by Uniroyal or ICI PLC, as the case may be, and, in the case of ICI, for the purposes of this Section 5, the term "Controlled Company" includes ICI PLC.

          5.3 (A) At no time while this Agreement is in effect may either party sell or otherwise dispose of any of its securities in Rubicon, other than a transfer permitted by paragraph 5.2, except in accordance with the applicable provisions of subparagraphs 5.3(B), (C) and (D).

               (B) If a party desires to sell its securities in Rubicon, such party (hereinafter in this paragraph 5.3 called the "selling party") shall give written notice of such desire to the other party (hereinafter in this paragraph 5.3 called the "non-selling party"), which notice shall contain an offer by the selling party to sell all of its securities in Rubicon at a specified cash price (payable in U.S.A. dollars). The non-selling party shall have an absolute and irrevocable right, during a period of 60 days following receipt of said notice, to make or not to make written acceptance of said offer. If the non-selling party makes written acceptance of the selling party's offer within said period of 60 days, the selling party's securities in Rubicon shall be sold to the non-selling party in accordance with the provisions of subparagraph 5.3 (C). If the non-selling party does not make written acceptance of the selling party's offer within said period of 60 days, the selling party shall be free, subject to the requirements specified in subparagraph 5.3 (D), to sell all of its securities in Rubicon at any time during the next succeeding period of 120 days following the expiration of said period of 60 days, but not thereafter without again complying with the procedure specified in this subparagraph 5.3 (B).

               (C) An offer made by the selling party and accepted by the non-selling party, pursuant to subparagraph 5.3 (B), shall constitute a binding contract of purchase and sale, and each party shall have, in addition to all other rights and obligations, the right to specific performance. A closing shall be had in the United States on the 40th working day (counting Satur-days, Sundays and legal holidays as non-working days) following the day on which the non-selling party shall have made the written acceptance of the selling party's offer. At said closing, the selling party shall

                    (i)  transfer all of its securities in Rubicon to the

non-selling party; and

                    (ii) pay to the non-selling party, or have paid to the appropriate government authority, all taxes levied on said transfer.

At said closing, the non-selling party shall

                    (a) pay to the selling party, by the delivery of a certified or bank officer's check payable to, or wire transfer to, the selling party in U.S.A. dollars, the contract price for all of the selling party's securities in Rubicon; and

                    (b) arrange to have the selling party relieved of its obligations, if any, as a guarantor of any outstanding loans to Rubicon, or undertake in writing to indemnify the selling party against any and all losses which may thereafter be incurred by the selling party by reason of its having acted as such a guarantor.

          Rubicon shall direct its independent certified public accountants to audit Rubicon's books and records for the period from the date of the last audit to the date of said closing (treating said closing date as the end of an operating year for purposes of all year-to-date accounting and all other accounting under the operating Agreement) and to supply certified financial statements to the parties as soon as possible thereafter. At said closing, in addition to the obligations of the selling party set forth in (i) and (ii) above, the selling party (including ICI-AM in the case of ICI) shall assign to the non-selling party (including ICI-AM in the case of ICI) the Operating Agreement, the Lease and the Financing Agreement, and shall undertake in writing to pay to Rubicon, without duplication, (1) one-half of the cost of said audit,
(2) all sums shown by said audit to be owing by the selling party (including ICI-AM in the case of ICI) to Rubicon as of said closing date pursuant to all agreements then in effect between the selling party (including ICI-AM in the case of ICI) and Rubicon, and (3) a portion of all operating costs subsequently incurred by Rubicon and properly allocable to the period ending with said closing date, such portion to be that which would have been charged to the selling party (including ICI-

AM in the case of ICI) by Rubicon had such sale and the assignment of the Operating Agreement, Lease and Financing Agreement not taken place. At said closing, in addition to the obligations of the non-selling party set forth in
(a) and (b) above, the non-selling party shall, by appropriate means, cause Rubicon to undertake in writing to pay to the selling party (including ICI-AM in the case of ICI), without duplication, (I) all sums shown by said audit to be owing by Rubicon to the selling party (including ICI-AM in the case of ICI), and
(II) a portion of all sums subsequently received by Rubicon from any person or concern other than the selling party (including ICI-AM in the case of ICI) and properly allocable to the period ending with said closing date, such portion to be that for which the selling party (including ICI-AM in the case of ICI) would have received payment or credit from Rubicon had such sale and assignment not taken place.

               (D) In order for a valid sale of the selling party's securities in Rubicon to be made to a purchaser other than the non-selling party, there must be compliance with the provisions of subparagraph 5.3 (B) and, in addition,

                    (i) all of the selling party's securities in Rubicon must be sold to a single purchaser,

                    (ii) the price charged by the selling party and paid by said purchaser must be a bona fide price in cash (payable in U.S.A. dollars), which price must be not less than that at which the selling party's securities in Rubicon were offered to the non-selling party and must not be affected by any other transaction between the selling party and said purchaser,

                    (iii) the selling party must, at the non-selling party's option, cause said purchaser to enter into a written agreement with the non-selling party embodying provisions comparable to those contained in this Section 5, such agreement to be entered into not later than the date on which the selling party's securities in Rubicon are transferred to said purchaser,

                    (iv) the selling party must assign to said purchaser the Operating Agreement, the Lease and the Financing Agreement, but excepting from such assignment (1) the selling party's (including ICI-AM in the case of ICI) rights with respect to amounts shown by

          Rubicon's books to be owing by Rubicon to the selling party (including ICI-AM) at the time of such sale and (2) the selling party's (including ICI-AM in the case of ICI) rights with respect to a portion of all sums subsequently received by Rubicon from any person or concern other than the selling party (including ICI-AM in the case of ICI) and properly allocable to the period ending with such sale, such portion to be that for which the selling party (including ICI-AM in the case of ICI) would have received payment or credit from Rubicon had such sale and assignment of the Operating Agreement, the Lease and the Financing Agreement not taken place,

                    (v) the selling party (including ICI-AM in the case of ICI) must pay to Rubicon all amounts shown by Rubicon's books to be owing by the selling party (including ICI-AM in the case of ICI) to Rubicon at the time of such sale, must undertake in writing, for the benefit of the non-selling party (including ICI-AM in the case of ICI), to pay to Rubicon a portion of all operating costs subsequently incurred by Rubicon and properly allocable to the period ending with such sale, such portion to be that which would have been charged to the selling party (including ICI-AM in the case of ICI) by Rubicon had such sale and assignment not taken place, and must cause said purchaser to undertake in writing, for the benefit of the non-selling party (including ICI-AM in the case of ICI), to be bound by, and to perform, the selling party's (including ICI-AM in the case of ICI) remaining obligations under the Operating Agreement, the Lease and the Financing Agreement, and

                    (vi) the selling party must, at the non-selling party's option, cause said purchaser to enter into a written agreement with the non-selling party embodying provisions comparable to those contained in this Shareholders Agreement.

Any purported sale of the selling party's securities in Rubicon to a purchaser other than the non-selling party, made contrary to any of the foregoing provisions, shall be invalid.

          5.4 For purposes of this Section 5, any reference to a party's "securities in Rubicon" shall be taken to mean the shares of Rubicon's stock owned by such party and any bonds, debentures and notes of Rubicon owned by such party and the rights of such party (ICI-AM in the case of ICI) under the Financing Agreement.

6.   Other Shareholder Matters
     -------------------------

          6.1  ICI PLC, ICI and Uniroyal each hereby agree that

                    (i) it (and, in the case of ICI, ICI-AM and RCI) will comply with its obligations under each of the agreements entered into by it with Rubicon as contemplated by this Agreement;

                    (ii) it will so vote the shares in Rubicon owned by it, so instruct its representatives on Rubicon's Board of Directors and so conduct its relations with Rubicon as to enable and encourage Rubicon and the officers and employees of Rubicon to comply with Rubicon's obligations under each of the agreements entered into by Rubicon with RCI, ICI-AM or Uniroyal, or all, or ICI or ICI PLC as contemplated by this Agreement;

                    (iii) it will not, by any act or failure to act, cause Rubicon or any officer or employee of Rubicon to violate any of Rubicon's obligations under any agreement entered into by Rubicon with RCI, ICI-AM or Uniroyal, or all, or ICI or ICI PLC as contemplated by this Agreement; and

                    (iv) if ICI, ICI PLC, RCI, ICI-AM or Uniroyal shall default in the performance of any of its obligations to Rubicon under this Agreement or under any agreement contemplated by this Agreement, the party not in default (ICI in the case of ICI PLC, RCI or ICI-AM), without the concurrence of the defaulting party, may cause Rubicon to assert its rights under such agreement.

          6.2 The Operating Agreement, the Lease and the Financing Agreement shall be considered as a whole, so that failure by a party thereto to perform its obligations under one such agreement shall constitute a breach of all, and the failing party shall not be able to assert its rights under any such agreement unless and until such failure has been cured to the satisfaction of the other parties thereto.

          6.3  ICI and Uniroyal will supervise Rubicon's financial arrangements.

          6.4 Rubicon's Articles of Incorporation shall be amended to reflect the substance of Section 5 of this Agreement, and the certificates representing Rubicon's stock shall bear an appropriate legend.

7.   Certain Other Matters
     ---------------------

          7.1 At any time and from time to time hereafter, upon reasonable and appropriate notification by Uniroyal to RCI, RCI will, as requested by Uniroyal pursuant to such notification, produce for Uniroyal, from aniline supplied by Uniroyal, any or all types of MDI being produced by RCI up to the lesser of (i) Uniroyal's requirements for MDI to produce other products or (ii) an aggregate of 20 million pounds per year of MDI, such production to be done for a tolling fee per pound of MDI consisting of RCI's cost to convert Uniroyal's aniline to MDI (such cost to be pro-rated by RCI to a pound of MDI on the basis of the Design Capacity of the MDI plant), plus a reasonable charge; provided, however, that such tolling fee may not exceed the difference between the cost of aniline to Uniroyal and RCI's lowest current price for each type of MDI, f.o.b. RCI's Geismar facilities, for similar quantities of MDI of such type (other than so-called "spot" or export sales).

          7.2 In the event that RCI exercises the right it has under the Operating Agreement to terminate Rubicon's operation of RCI's facilities with Rubicon personnel and consequently RCI operates its facilities with its own personnel, the Director of Production of Rubicon thereafter may not be an individual employed by, or having any responsibility for the management of, RCI.

          7.3 RCI and Rubicon shall from time to time grant to each other such servitudes and rights-of-way as either may reasonably request from the other to accommodate their respective present and future operations provided the same shall not interfere with the operations of the granting party or present unreasonable hazards to health and safety or conflict with other obligations or commitments of the granting party.

          7.4 Uniroyal shall continue to lease, for the benefit of RCI and Rubicon, the parking spaces heretofore leased to RCI by Monochem, Inc., subject to Uniroyal's obligations, encumbrances and servitudes with respect to such property, on an evergreen basis at the present rental escalated annually with reference to the Consumer Price Index, with December 1981 as the base.

          7.5 It is the intention of the parties that the sum of the respective payments to be made by ICI-AM and Uniroyal for (i) the respective fees payable pursuant to paragraph 4.5 of the Operating Agreement and (ii) the respective additional rents payable with respect to the Leased Property described in subparagraph 2(a) of the Lease, as provided in paragraph 4 of the Lease, shall be equal, and the fees referred to in (i) shall be appropriately adjusted when the rents referred to in (ii) are changed or cease to be payable. It is the further intention of the parties that, notwithstanding the payment provisions of paragraph 4.5 of the Operating Agreement and paragraph 4 of the Lease, ICI-AM and Uniroyal, respectively, on the one hand, and Rubicon, on the other hand, will accrue the payments due under paragraph 4.5 of the Operating Agreement and the specified dollar amounts set forth in paragraph 4 of the Lease, as payables and receivables, respectively, with payment being made by ICI-AM and Uniroyal, respectively, on Rubicon's call when needed by Rubicon for the purpose of paying its income taxes. It is the intention of the parties that, from time to time as determined by Rubicon's Board of Directors, Rubicon will declare a dividend in an amount equal to the net receivables theretofore accrued (after payment or accrual of income taxes) as contemplated by the prior sentence, and will pay such dividend by off-set against such receivables.

8.   Miscellaneous
     -------------

          8.1 Nothing in this Agreement is intended to prevent any party from constructing and operating its own plant or plants for the manufacture of aniline or DPA, utilizing technology (including, without limitation, patents and technical information) properly available to it.

          8.2 Failure of any party to insist, in any one or more instances, upon a strict performance of any of the terms of this Agreement or the waiver by such party of any term or right or any default of any other party hereunder will not be deemed or construed as a waiver or a relinquishment for the future of any such term, right or default.

          8.3 This Agreement, together with its Exhibits, constitutes the entire agreement among the parties relating to the subject matter hereof, and may be amended only by written instrument executed on behalf of each party hereto by an authorized officer thereof.

          8.4 All questions relating to the validity, interpretation or performance of this Agreement will be determined in accordance with the law of the State of Louisiana.

          8.5 Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given by one party to an other if the same shall have been mailed in a sealed envelope, postage prepaid, by certified or registered mail, addressed to Uniroyal as follows:

          UNIROYAL, Inc.
          Oxford Management & Research Center
          Middlebury, Connecticut 06749
          Attention: Secretary

and addressed to-ICI PLC as follows:

          Imperial Chemical Industries PLC
          Imperial Chemical House
          Millbank
          London, SW1P 3JF
          England
          Attention: Secretary

and addressed to ICI as follows:

          ICI American Holdings Inc.
          One Rollins Plaza
          Wilmington, Delaware 19897
          Attention: Secretary

or otherwise addressed with respect to any party as such party may designate by written notice to the other parties.

          8.6 This Agreement shall be binding upon and shall enure to the benefit of the parties and their successors, and shall not be assignable by any party without the consent of the others. It shall continue in effect until either ICI or Uniroyal shall have sold its securities in Rubicon in accordance with the provisions of Section 5 of this Agreement.

          8.7 Any delay or failure by any party hereto in performance hereunder shall be excused if and to the extent that such delay or failure shall be related to occurrences beyond such party's control, including, but not limited to, decrees or restraints of government, acts of God, strikes or other labor disturbances, war, sabotage, or any other cause or causes, whether similar or dissimilar to those already specified, which cannot be controlled by such party. Such performance shall be so excused during the continuance of the inability of the party to perform so caused, but for no longer period, and the cause thereof shall be remedied as far as possible with all reasonable dispatch.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate as of the date first above written.

IMPERIAL CHEMICAL INDUSTRIES PLC


By /s/ Gerald R. Zimmer
Attorney-in-fact


ICI AMERICAN HOLDINGS INC.


By /s/ J. Hummer


UNIROYAL, INC.

By /s/ V. Calarco

                    EXHIBIT 1 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                          FORM OF OPERATING AGREEMENT


                    EXHIBIT 2 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                       FORM OF ASSIGNMENT OF AGREEMENTS
                      FOR TECHNICAL ASSISTANCE BY ICI PLC
                          RESPECTING ANILINE AND DPA


                    EXHIBIT 3 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                        FORM OF ASSIGNMENT OF AGREEMENT
                     FOR TECHNICAL ASSISTANCE BY UNIROYAL
                          RESPECTING DPA AND ANILINE


                    EXHIBIT 4 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                        FORM OF ASSIGNMENT OF THE LEASE


                    EXHIBIT 5 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                          FORM OF FINANCING AGREEMENT


                    EXHIBIT 6 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------


                           FORM OF SECRECY AGREEMENT
                         BETWEEN ICI PLC AND UNIROYAL


                    EXHIBIT 7 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                           FORM OF SECRECY AGREEMENT

                            BETWEEN RCI AND RUBICON


                    EXHIBIT 8 TO THE SHAREHOLDERS AGREEMENT
                    ---------------------------------------

                   FORM OF LIABILITY AND INDEMNITY AGREEMENT